Exhibit 12.1

Axtel, S.A. de C.V. And Subsidiaries
Ratio of earnings to fixed charges
December 31,2003, 2002, 2001, 2000, 1999
(Thousand of constant pesos as of  December 31, 2003, 2002, 2001, 2000)


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                                                  Dec-99           Dec-00           Dec-01           Dec-02           Dec-03
                                              Constant pesos   Constant pesos   Constant pesos   Constant pesos   Constant pesos
                                               as of Dec 99     as of Dec 00     as of Dec 01     as of Dec 02     as of Dec 03
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
Income (Loss) before income taxes and
  employees' profit sharing                         (420,431)        (946,545)        (555,381)        (909,358)       2,748,326

Fixed charges:
Interest Expense                                       56,567          232,940          374,629          415,584          218,305
Amortization of Deferred Expenses                           -           10,074           17,521           22,236           11,080
Operating Lease @ 33%                                  11,035           53,966           78,573           66,849           64,363
                                              ------------------------------------------------------------------------------------
Total Fixed Charges                                    67,602          296,980          470,723          504,669          293,748

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Inflation Information
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National Consumer Price Index at
  the end of each period                              338.175          338.175          355.084          375.324          390.299
National Consumer Price Index as
  of Dec 31, 2003                                     390.299          390.299          390.299          390.299          390.299
Inflation Index                                       1.15413          1.15413          1.09917          1.03990          1.00000
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Axtel, S.A. de C.V. And Subsidiaries
Ratio of earnings to fixed charges
December 31, 2003, 2002, 2001, 2000, 1999
(Thousand of constant pesos as of
  December 31, 2003)

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                                                  Dec-99           Dec-00           Dec-01           Dec-02           Dec-03
                                              -------------------------------------------------------------------
                                                                         Constant pesos as of Dec 03
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Income (Loss) before income taxes and
  employees' profit sharing                         (485,233)      (1,092,439)        (610,461)        (945,641)       2,748,326

Fixed charges:
Interest Expense                                       65,286          268,844          411,782          432,165          218,305
Amortization of Deferred Expenses                           -           11,627           19,259           23,123           11,080
Operating lease @ 33%                                  12,736           62,284           86,366           69,516           64,363
                                              ------------------------------------------------------------------------------------
Total Fixed Charges:                                   78,022          342,755          517,407          524,804          293,748

Income (Loss) before income taxes and
  employees' profit sharing +
  fixed charges                                      (407,211)        (749,684)         (93,054)        (420,837)       3,042,074

Ratio of earnings to fixed charges                      (5.22)           (2.19)           (0.18)           (0.80)           10.36

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Note:
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Information according to US GAAP

